EXHIBIT 16.1

August 19, 2010

U.S. Securities and Exchange Commission
Division of Corporation Finance
Washington, D.C. 20549

Commissioners:

We have read the statements made by World Series of Golf, Inc. included under Item 4.01 of its Form 8-K filed on August 19, 2010, and we agree with such statements concerning our firm.

Sincerely,

/S/ PETERSON SULLIVAN LLP